Exhibit 5.1

March 18, 2019

To:

Foresight Autonomous Holdings Ltd.

7 Golda Meir St.

Ness Ziona 7403650

Israel

Re: Shelf Offering Via Rule 424(b)(5) Prospectus Supplement

Ladies and Gentlemen:

We have acted as Israeli counsel to Foresight Autonomous Holdings Ltd., an Israeli company (the “Company”), in connection with an underwritten public offering by the Company, contemplating (i) the offer, issuance and sale by the Company of 4,000,000 American Depository Shares (the “Initial ADSs”), each ADS representing five ordinary shares, no par value, of the Company (the “Ordinary Shares”); and (ii) the potential offer, issuance and sale by the Company of up to 600,000 additional ADSs (the “Additional ADSs” and collectively with the Initial ADSs, the “Offered ADSs”) that are subject to an option to purchase additional ADSs granted by the Company to the underwriters of the offering (the “Offering”).

The Offering is being effected pursuant to the registration statement on Form F-3 (File No. 333-229715) (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 (the “Securities Act”) on March 8, 2019, including the prospectus contained therein, as supplemented by the preliminary prospectus supplement dated March 14, 2019 and the final prospectus supplement dated March 15, 2019, in each case as filed by the Company with the SEC pursuant to Rule 424(b)(5) under the Securities Act (collectively, the “Prospectus Supplements”).

 In connection herewith, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Prospectus Supplements; (iii) the underwriting agreement, dated as of March 15, 2019, by and between the Company and A.G.P./Alliance Global Partners, as representative of the underwriters named on Schedule 1 thereto (the “Underwriting Agreement”), (iv) a copy of the articles of association of the Company; (v) resolutions of the board of directors (the “Board”) of the Company and the pricing committee thereof, which have heretofore been approved and which relate to the Registration Statement, the Prospectus Supplements and the actions to be taken in connection with the Offering; and (vi) such other corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, as we have deemed relevant and necessary as a basis for the opinions hereafter set forth. We have also made inquiries of such officers and representatives as we have deemed relevant and necessary as a basis for the opinions hereafter set forth.

In such examination, we have assumed: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the corporate records, documents, certificates and instruments we have reviewed; (iv) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof; and (v) the legal capacity of all natural persons. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company.

On the basis of the foregoing, and in reliance thereon, we are of the opinion that the Ordinary Shares underlying the Offered ADSs have been duly authorized by the Company, and, upon payment to the Company of the consideration per Offered ADS in such amount and form as is set forth in the Underwriting Agreement, and when issued and sold in the Offering as described in the Registration Statement, the Ordinary Shares will be validly issued, fully paid and non-assessable.

We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of the State of Israel. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated.

We consent to the filing of this opinion as an exhibit to the Registration Statement (as an exhibit to a Report of Foreign Private Issuer on Form 6-K that is incorporated by reference in the Registration Statement) and to the use of our name wherever it appears in the Registration Statement. In giving such consent, we do not thereby admit that we are “experts” within the meaning of such term as used in the Securities Act or the rules and regulations of the SEC issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

/s/ Lipa Meir & Co.